                                                                     Exhibit 5.1


                               March 10, 1995


California Petroleum Transport Corporation
c/o JH Management Corporation
Room 6/9
One International Place
Boston, Massachusetts 02110-2624

        California Petroleum Transport Corporation Serial First Preferred Mortgage Notes, Registration Statement on Forms S-3, S-1 and F-1
        ----------------------------------------------------------------

Dear Sirs:

        We have acted as counsel to California Petroleum Transport Corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of California Petroleum Transport Corporation Serial First Preferred Mortgage Notes (the "Notes") and the related preparation and filing of a Registration Statement on Forms S-3, S-1 and F-1 (the "Registration Statement"). The Notes are issuable in series under the Serial Indenture (the "Serial Indenture") to be executed among the Registrant and Chemical Trust Company of California (the "Trustee") as trustee. The Serial Indenture will be substantially in the form filed as an Exhibit to the Registration Statement. This opinion is rendered pursuant to Item 601(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

        In rendering this opinion letter, we have examined the form of the Serial Indenture filed as an Exhibit to the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary and relevant. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents.

California Petroleum Transport Corporation
March __, 1995

                                                                         Page 2.

        In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York. We do not express any opinion on any issue not expressly addressed below.

        Based upon and subject to the foregoing, it is our opinion that:

        1. When the Serial Indenture has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, the Serial Indenture will be a legal and valid obligation of the Registrant, enforceable against it in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

        2. When the Serial Indenture has been duly authorized by all necessary action and duly executed and delivered by the parties thereto and the Notes have been duly issued, executed and authenticated in accordance with the provisions of the Serial Indenture and sold and delivered as contemplated in the Registration Statement and the prospectus delivered in connection therewith, the Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Serial Indenture.

        This opinion letter is rendered for the sole benefit of the addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, except as provided below.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters", without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement including this Exhibit.

                               Very truly yours,

                               Thacher Proffitt & Wood

                               By /s/ Thacher Proffitt & Wood